Exclusive Distribution Agreement

This agreement is entered into between the parties concerned on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows:

1. **Contracting Parties**

Supplier:

Shenzhen Kangxin Technology Co., Ltd
(E- Cigarette manufacturer)
9th Floor New Bao Yi Industry&Trade Building, the Third Industrial Zone of Houting, Shajing Town, Baoan District, Shenzhen, China
Tel:+86-755-85256775 / Fax:+86-755-85256078
URL: www.kangxinecigarette.com

(Hereinafter called "party A")

Distributor:

Sirrus Inc.
Attn: Ahmed Omar Guled
Nyeri Motor Services Building, Moi Nyayo Way
Nyeri, Kenya.
P.O BOX 62-10100, NYERI

(Hereinafter called "party B")

(Party A hereby appoints Party B, and the Party B hereby accepts the appointment to act as the Exclusive sales Distributor for the areas of Kenya, Uganda, Tanzania, Rwanda, Ethiopia, Burundi and Southern Sudan to sell the product mentioned below exclusively for a period of five years.)Party A will never sell the Sirrus brand product to any other people.

2. **Products and Quantity or Amount**

Commodity: **Sirrus E-Cigarettes Devices("Devices")**

It's mutually agreed that Party B shall undertake to buy not less than 100 of the aforesaid Devices during the first 3 months from Party A, of which exclusivity will become effective after the delivery of the initial sample order which Party B should place to Party A in the first month, and the sample order should be no less than 100 Devices. If an additional 100 Devices have been purchased in the first year, the exclusivity agreement shall continue for five full years thereafter. If party B fails to purchase an additional100 Devices in the first year, the exclusivity agreement will be voided.

It's mutually agreed that Party A shall undertake to guarantee production to Party B not less than 100 of the aforesaid Devices during the first three months from the effective date of this Agreement.

3. **Distributor's Sales Territory**

The sales territory designated hereto is the geographical area of Kenya, Uganda, Tanzania, Rwanda, Ethiopia, Burundi and Southern Sudan as the area mutually agreed upon for which Party B shall have sales responsibility and in which Party B will exert its effort for sales, marketing, and distribution of the aforesaid products.

4. **Terms of Sales**

The quantities, prices and shipments of the systems stated in this agreement shall be confirmed in each transaction, the particulars of which are to be specified in the proforma invoice signed by Party A and Party B.

5. **Payment**

After confirmation of the order, Party B shall arrange a 30% deposit by T/T prior to production in favor of Party A within the time stipulated in the relevant proforma invoice, and 70% of the balance will be paid before Delivery.

6. **Party B's Responsibilities B**

a. Generate and stimulate interests in the Devices and furnish information to Party A in regard to marketing, sales, distribution, and prospective purchasers of the aforesaid Devices.

b. Participate in the sales promotion activities to benefit and improve sales of the aforesaid Devices and assist and advise Party A in this regard.

7. **Party A's Responsibilities A**

a. Endeavor to maintain the delivery conditions on all orders accepted by the Party A.
b. Provide Party B to the full extent, with sales, technical information and assistance regarding the aforesaid Devices.

c. Party B will offer half year warranty on the Devices.

8. **Delivery**

Unless otherwise specifically provided in the sales confirmation, Delivery of the Devices shall be **E.X.W _SHENZHEN**, and the date of the bill of lading shall be taken to be the date of delivery of the Devices. Party A shall not be liable for delays in delivery or failure to manufacture due to strikes, lock-outs, riots, civil commotions, insurrections, wars, acts of God, operation of law or any other causes beyond its control.

9. **Warranty**

a. Party A hereby warrants to Party B that the Devices delivered under this agreement

will be free from defects in material and workmanship.

b. Party A hereby warrants to Party B that the Products delivered under this agreement will carry the following warranties:

i. Vapourizer: 6 month
Cartridges: 6 month

c. Party A warrants further that:

i. Party A has full power, capacity and authority to execute and enter into this Agreement;

ii. The entering into of this Agreement by Party A and the implementation of its terms will not result in the breach of any other agreement to which Party A may be party;

iii. Where the Devices are supplied by reference to a sample, the Devices will correspond with the sample;

iv. The Devices will comply with all statutory requirements and regulations of the Territory relating to:

1. the safety, manufacture, packaging, labeling, transportation and sale of the Devices; and

2. the nature, substance, quality, weight and measurement of the Devices;

3. If any defects, Party B send back at their cost and Party A will send to Party B after fixed at Party B's cost.

10. Duration & Termination

This Agreement will be exclusive for a period of five years, and if Part A gets a second sample order of the Devices for an additional 100 Devices from Party B, this "Agreement" will continue to be exclusive for another one year period.

a. By an Agreement in writing signed on behalf of the Party A by the President or a Vice-President of the company;

11. Arbitration

All disputes arising from the execution of this agreement shall be settled through friendly consultations. In case no settlement can be reached, the case in dispute shall then be submitted to the Foreign Trade Arbitration Commission of the China Council for the Promotion of International Trade for arbitration in accordance with its provisional rules of procedure. The decision made by this commission shall be regarded as final and binding upon both parties. Arbitration fees shall be borne by the losing party, unless otherwise awarded.

12. **Other terms & Conditions**

(1) This agreement shall be subject to the terms and conditions in the sales confirmation signed by both parties hereto.

This agreement is signed on **September 17, 2014** and is in two originals; each party holds one.

Party A:

(Authorized Signature)

Party B:

(Authorized Signature)